UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2025

Prelude Therapeutics Incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39527	81-1384762
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Innovation Boulevard Wilmington, Delaware		19805
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 467-1280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PRLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15 , 2025, Mardi Dier, a Class III member of the Board of Directors (the “Board”) of Prelude Therapeutics Incorporated (the “Company”), provided notice of her intention to resign from the Board, effective October 17, 2025 (the “Effective Date”). Ms. Dier's decision to resign was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 17, 2025, upon the recommendation of the Nominating and Corporate Governance Committee (the “NGC Committee”) of the Board, the Board appointed Katina Dorton, J.D., MBA, as a Class III director effective as of the Effective Date. Ms. Dorton also was appointed as a member of the Audit Committee of the Board, and will serve as Chair of the Audit Committee. Ms. Dorton will serve until the 2026 Annual Meeting of Stockholders and until her successor is duly elected and qualified or until her earlier resignation or removal.

Ms. Dorton most recently served as chief financial officer of NodThera, a private biotechnology company, from 2020 to 2022. Earlier in her career, she was a healthcare investment banker at Morgan Stanley and Needham & Company, and she practiced M&A and securities law at Sullivan and Cromwell. In addition, Ms. Dorton currently serves on the boards of directors of Fulcrum Therapeutics Inc. (Nasdaq: FULC) and TScan Therapeutics Inc. (Nasdaq: TCRX) positions she has held since 2019 and 2021, respectively. Ms. Dorton holds a Bachelor of Arts degree from Duke University, a Master of Business Administration degree from George Washington University and a Juris Doctor degree from the University of Virginia. Ms. Dorton’s qualifications to serve on our Board include her more than 30 years of finance and healthcare experience in leadership positions in areas of fundraising, mergers and acquisitions, and business development. There is no arrangement or understanding between Ms. Dorton and any other person pursuant to which Ms. Dorton was selected as a director. The Company is not aware of any related party transactions or relationships between Ms. Dorton and the Company that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment to the Board, and in accordance with the Company’s current director compensation policy, Ms. Dorton will receive compensation for her service as a director in accordance with the Company’s compensation policy for non-employee directors, and the Board granted Ms. Dorton non-incentive stock options (the “Options”) to purchase up to 76,000 shares of the Company’s common stock under the terms of the Company’s 2020 Equity Incentive Plan, with such Options vesting over a three year period equally one-thirty-sixth per month, subject to Ms. Dorton's continued service to the Company on each vesting date.

The Company will enter into an indemnity agreement with Ms. Dorton in the form that it has entered into with its other directors and that is filed as Exhibit 10.1 to the Company’s registration statement on Form S-1 (File No. 333-248628).

Item 7.01 Regulation FD Disclosure.

On October 17, 2025, the Company issued a press release announcing the appointment of Ms. Dorton to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Current Report on Form 8-K and in Exhibit 99.1 attached hereto is being furnished, but shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Exhibit Number	Description
99.1	Press release announcing the appointment of Katina Dorton, dated October 17, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRELUDE THERAPEUTICS INCORPORATED

Date: October 17, 2025	By:	/s/ Bryant Lim
Bryant Lim
Chief Legal Officer, Corporate Secretary, and Chief Financial Officer